Exhibit 99.1

Southern Union
Investor Meetings

Safe Harbor
This presentation and other Company reports and statements issued or made from time to time contain certain “forward-looking statements” concerning projected financial performance, expected plans or future operations. Southern Union Company cautions that actual results and developments may differ materially from such projections or expectations.

Investors should be aware of important factors that could cause actual results to differ materially from the forward-looking projections or expectations. These factors include, but are not limited to: cost of gas; gas sales volumes; gas throughput volumes and available sources of natural gas; discounting of transportation rates due to competition; customer growth; abnormal weather conditions in Southern Union’s service areas; impact of relations with labor unions of bargaining-unit employees; the receipt of timely and adequate rate relief and the impact of future rate cases or regulatory rulings; the outcome of pending and future litigation; the speed and degree to which competition is introduced to Southern Union’s natural gas distribution businesses; new legislation and government regulations and proceedings involving or impacting Southern Union; unanticipated environmental liabilities; ability to comply with or to challenge successfully existing or new environmental regulations; changes in business strategy and the success of new business ventures, including the risks that the business acquired and any other business or investment that Southern Union has acquired or may acquire may not be successfully integrated with the business of Southern Union; exposure to customer concentration with a significant portion of revenues realized from a relatively small number of customers and any credit risks associated with the financial position of those customers; factors affecting operations - such as maintenance or repairs, environmental incidents or gas pipeline system constraints; Southern Union’s or any of its subsidiaries debt security ratings; the economic climate and growth in the energy industry and service territories and competitive conditions of energy markets in general; inflationary trends; changes in gas or other energy market commodity prices and interest rates; current market conditions causing more customer contracts to be of shorter duration, which may increase revenue volatility; the possibility of war or terrorist attacks; the nature and impact of any extraordinary transactions, such as any acquisition or divestiture of a business unit or any asset.

Contact:
Southern Union Company
Jack Walsh, 800-321-7423
jack.walsh@southernunionco.com

Widespread Asset Base

Local Gas Distribution Divisions

Natural Gas Distribution Assets Overview
•	Limited commodity price risk
•	History of constructive rate-making, sharing and recovery mechanisms
-	Weather normalization in Rhode Island
•	Highlights:
-	Nearly one million customers
-	Retail sales: 112 Bcf
-	Transportation volumes: 61 Bcf
•	Evaluating 2006 rate case filings in:
-	Missouri
-	Pennsylvania
-	Massachusetts
•	EBIT of $83.7MM through June 30, 2005

Geographic Diversification Unified by Strong Operations

Panhandle Assets

CrossCountry Assets

Growth Opportunities

LNG Expansion Projects

FGT Phase VII Expansion

Trunkline Texas Expansion

Transwestern Pipeline Phoenix Lateral
•	500+ MMcf/d capacity
•	Approximately $500MM
•	258 miles of 36” and 24” pipeline into Phoenix area market
•	Open season conducted - in negotiations with potential customers
•	Projected in-service 2007/2008

Financial Highlights

EPS Growth Profile

Strong Earnings Potential
•	Drivers for Calendar 2005
-	CCE Holdings investment for full year - $45 MM to $50 MM after tax
-	$17.5 MM of synergies split between SUG and CCEH
-	Full year of $22.5 MM MGE rate case
•	Drivers for Calendar 2006
-	LNG expansions
-	Remainder of synergies
-	Full year San Juan expansion

Segment Operating Income

Respect for the Balance Sheet
•	Investment grade ratings:
-	BBB (negative outlook) at S&P
-	BBB (stable) at Fitch
-	Baa3 (negative outlook) at Moody’s
•	Strong internal equity formation

Investment Thesis
•	One of the largest pure-play regulated natural gas companies in the United States
-	18,000 miles of interstate pipelines serving customers from coast to coast - approximately 75% of EBIT
-	Three distribution divisions serving 1 million customers - approximately 25% of EBIT
-	Owns and operates the only LNG receipt terminal on the U.S. Gulf Coast
•	Proven acquisition track record
-	Successful integration of six acquisitions since 1999
-	Focus on energy infrastructure assets
•	Attractive business profile and earnings and cash flow growth visibility
-	High quality, stable and predictable cash flows
-	Low business risk with nearly 100% of businesses regulated
-	Outstanding low risk growth opportunities